Exhibit 99.1
MoneyGram and Madison Dearborn Partners Announce Merger Transaction is Expected to Close on or before June 1, 2023
DALLAS, TX (May 4, 2023) /PRNewswire/ — MoneyGram International, Inc. (NASDAQ: MGI) (“MoneyGram” or the “Company”), a leading global financial technology company that connects the world’s communities, today provided an update on its previously announced agreement (the “Merger Agreement”) to be acquired by funds affiliated with Madison Dearborn Partners, LLC (“MDP”).
Today, the parties received approval from the Reserve Bank of India. As a result, all money transmission regulators in all applicable domestic and international jurisdictions have now provided their approval or non-objection of the transaction. All other regulatory conditions to closing had previously been met.
MoneyGram and MDP will commence the financing marketing period pursuant to the Merger Agreement and work to finalize all other pre-closing activities. Pursuant to the Merger Agreement, the marketing period may last for as long as fifteen consecutive business days. The transaction is expected to close on or before June 1, 2023.
About MoneyGram International, Inc.
MoneyGram International, Inc. is a global financial technology company that enables consumers and businesses to move and manage money in nearly every country around the world. Through its expansive set of fintech offerings, MoneyGram provides millions of consumers annually the ability to seamlessly send money home to family and friends, store money in mobile wallets, and buy, sell and hold cryptocurrencies on its industry-leading app. The Company’s innovative cross-border platform enables its customers to send funds directly into bank accounts and mobile wallets or cash-in and cash-out more than 135 currencies and numerous cryptocurrencies through one of the largest cash distribution networks in the world. Modern, mobile and API-driven, MoneyGram’s white-labeled remittance service also provides some of the world’s top brands and organizations the ability to disburse funds directly to their consumer clients. Based in Dallas and known for its strong corporate culture globally, MoneyGram has been named a recipient of the Top Workplaces USA award for two consecutive years, an honor based entirely on employee feedback.
Forward Looking Statements
The information included herein contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events and speak only as of the date they are made. Words such as “may,” “might,” “will,” “could,” “should,” “would,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “forecast,” “outlook,” “continue,” “currently,” and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the expected timetable for completing the proposed transaction with MDP, benefits of the proposed transaction, financing of the proposed transaction, costs and other anticipated financial impacts of the proposed transaction. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond the Company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the timing to consummate the proposed transaction; the satisfaction of the conditions to closing of the proposed transaction or the debt financing may not be satisfied or that the closing of the proposed transaction otherwise does not occur; the risk that a regulatory approval that may be required to consummate the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated or conditions that MDP is not obligated to accept; the diversion of management time on transaction-related issues; expectations regarding regulatory approval of the transaction; actions by third parties, including governmental agencies; global economic conditions; adverse industry conditions; adverse credit and equity market conditions; the loss of, or reduction in business with, key customers; legal proceedings; the ability to effectively identify and enter new markets; governmental regulation; the ability to retain management and other personnel; and other economic, business, or competitive factors.
Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”). The Company’s SEC filings may be obtained by contacting the Company, through the Company’s website at ir.moneygram.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

Contacts
Investor Relations:
214-979-1400
InvestorRelations@moneygram.com
Media Relations:
Sydney Schoolfield
media@moneygram.com
SOURCE MoneyGram
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